Exhibit 99.4

Data Intelligence Firm, Near, to Debut on Nasdaq Under Ticker “NIR”

Near Intelligence Holdings Inc. and KludeIn I Acquisition Corp. Announce Closing of Business Combination

PASADENA, CA—MARCH 23, 2023— Near Intelligence, Inc. (Nasdaq: NIR) (“Near” or the “Company”), a global leader in privacy-led data intelligence on people, places and products, today announced the closing of its previously announced business combination (the “Business Combination”) with KludeIn I Acquisition Corp. (“KludeIn”), a special purpose acquisition company. KludeIn stockholders approved the Business Combination at KludeIn’s special meeting held on March 20, 2023, and the Business Combination was completed on March 23, 2023.

The combined company has been re-named Near Intelligence, Inc. and will begin trading on the Nasdaq Stock Market at market open on March 24, 2023, under the ticker symbol “NIR” for its common stock and “NIRWW” for its publicly traded warrants.

Near’s platform is designed to provide accurate, comprehensive information on people, places, and products by generating marketing and operational intelligence on consumer behavior that enables enterprises to make informed and rapid strategic decisions. Near’s solutions are designed to enhance customer revenue and return on investment through the use of data-driven intelligence. The Near platform curates one of the world’s largest sources of intelligence on people, places, and products. Near processes data from an estimated 1.6 billion unique user IDs and 70 million points of interests, in more than 44 countries.

“I am pleased to complete our business combination with KludeIn and to begin our next chapter as a public company. I believe that being a public company will underscore Near’s long-term commitment to our customers, investors, and the data intelligence industry as a whole,” said Anil Mathews, founder and CEO of Near. “We have a bold vision for Near - to help global enterprises better understand consumer behavior by providing them with actionable intelligence.”

About Near

Near, a global, full-stack data intelligence software-as-a-service (“SaaS”) platform curates one of the world’s largest sources of intelligence on people, places, and products. The Near platform’s patented technology processes data from an estimated 1.6 billion unique user IDs and 70 million points of interests, in more than 44 countries. Near’s data and insights empower marketing and operations teams to understand consumers’ online and offline behaviors, affinities, and attributes in order to engage them and grow their businesses. With a presence in Los Angeles, San Francisco, Paris, Bangalore, Singapore, Sydney, and Tokyo, Near serves scaled enterprises in retail, real estate, restaurant/QSR, travel/tourism, telecom, and financial services. For more information, please visit https://near.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide the Company’s current expectations or forecasts of future events. Forward-looking statements include statements about the Company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. The words “anticipates,” “appear,” “approximate,” “believe,” “continue,” “could,” “estimate,” “expect,” “foresee,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Examples of forward-looking statements in this press release include, but are not limited to, statements regarding the Company’s disclosure concerning the Company’s operations, cash flows, financial position and dividend policy. The risks and uncertainties include, but are not limited to: (1) the future financial and operational performance of, and anticipated financial impact on, Near following the Business Combination; (2) Near’s expansion plans and opportunities; (3) Near’s limited operating history makes it difficult to evaluate our current business and future prospects; (4) the impact of health epidemics, such as the COVID-19 pandemic, on our business, financial condition, growth and the actions we may take in response thereto; (5) the high degree of uncertainty of the level of demand for and market utilization of our solutions and products; (6) substantial regulation and the potential for unfavorable changes to, or failure by us to comply with, these regulations, which could substantially harm our business and operating results; (7) our dependency upon third-party service providers for certain technologies; (8) increases in costs, disruption of supply or shortage of materials, which could harm our business; (9) developments and projections relating to our competitors and industry; (10) our management team’s limited experience managing a public company; (11) the possibility of our need to defend ourselves against fines, penalties and injunctions if we are determined to be promoting products for unapproved uses; (12) concentration of ownership among our existing executive officers, directors and their respective affiliates, which may prevent new investors from influencing significant corporate decisions; (13) the ability to obtain or maintain the listing of Near common stock or Near warrants on Nasdaq following the Business Combination; (14) costs related to the Business Combination; (15) if the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the potential for the market price of our securities to decline; (16) the risk that the Business Combination disrupts current plans and operations of our business as a result of consummation of the transactions described herein; (17) the risk that our significant increased expenses and administrative burdens as a public company could have an adverse effect on our business, financial condition and results of operations, and (18) other risks and uncertainties identified in the Registration Statement (No. 333-265952), filed with the Securities and Exchange Commission (the “SEC”) on February 13, 2023, relating to the Business Combination, including those under “Risk Factors” therein, and in other filings with the SEC made by Near. Near cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Readers are referred to the most recent reports filed with the SEC by KludeIn and Near. Near does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, subject to applicable law.

Contacts:

Near -

Media Inquiries

Kat Harwood

pr@near.com

Investor Inquiries -

Marc P. Griffin, ICR

Marc.Griffin@icrinc.com